
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         SEP-30-1996
<CASH>                                               144,274
<SECURITIES>                                         1,180,073
<RECEIVABLES>                                        123,901
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     232,025<F1>
<PP&E>                                               16,338,789
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       39,762,716<F2>
<CURRENT-LIABILITIES>                                4,797,655<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             000
<OTHER-SE>                                           24,609,232
<TOTAL-LIABILITY-AND-EQUITY>                         39,762,716<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     1,018,168<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,579,885<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   539,952
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,159,355)<F7>
<EPS-PRIMARY>                                        (31.42)
<EPS-DILUTED>                                        000

<F1>Included  in current  assets:  Mortgagee  escrow  deposits  $94,328, Tenant security  deposits  $95,971 and Other current assets  $41,726.
<F2>Included  in total assets:  Investments in Local Limited Partnerships
$21,528,795,  Deferred charges, net $214,859.
<F3>Included in Current Liabilities:  Accounts payable to affiliates  $261,583,
 Accounts payable and accrued expenses $295,117, Current portion of debt $3,615,467, Interest payable of $532,758 and Tenant security deposits payable of  $92,730.
<F4>Included  in Total  Liabilities  and Equity:Payable to affiliated developer  $2,482,000,  $7,496,377 of long-term  debt and Minority interest in Local Limited  Partnerships  $377,452.
<F5>Total  revenue includes:  Rental $890,572,  Investment $46,574,
Other $81,022.
<F6>Included in Other  Expenses:  Asset  management  fees $128,686,
 General and  administrative $168,854,   Bad  debt  $245,173,   Property
management  fees  $65,300,   Rental operations,  exclusive  of
depreciation  $534,619,  Depreciation  $379,195  and Amortization $58,058.
<F7>Net loss reflects:  Equity in losses of Local Limited Partnerships of $1,101,654 and Minority interest in losses of Local Limited Partnerships $43,968.

